Exhibit 99.1

Fortune Brands Home & Security Reports Strong Sales and EPS for Q4 and Full Year; Provides 2014 Annual Outlook

Highlights:

  Q4 2013 net sales increase 16 percent year-over-year to $1.10 billion with Q4 2013 EPS of $0.37; EPS before charges/gains increase 65 percent to $0.38
  Full-year 2013 net sales increase 16 percent with EPS of $1.34; EPS before charges/gains increase 69 percent to $1.50
  Company expects full-year 2014 net sales to grow 11 - 13 percent with EPS before charges/gains in the range of $1.91 - $2.01

DEERFIELD, Ill.--(BUSINESS WIRE)--January 29, 2014--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced fourth quarter and full-year 2013 results and issued its 2014 annual outlook for sales and earnings per share.

“We delivered another strong quarter and full year as we leveraged our structural competitive advantages and the market recovery to deliver profitable growth,” said Chris Klein, chief executive officer, Fortune Brands Home & Security. “Entering 2014, our annual outlook calls for continued growth based on our strong execution and the continuing market recovery for both new construction and, importantly, repair and remodel activity.”

Fourth Quarter 2013

For the fourth quarter of 2013, net sales were $1.10 billion, an increase of 16 percent over the fourth quarter of 2012. Diluted earnings per share were $0.37, compared to $0.11 in the prior-year quarter. Diluted EPS before charges/gains were $0.38, compared to $0.23 the same quarter last year. Operating income was $95.4 million, compared to $7.5 million in the prior-year quarter. Operating income before charges/gains was $97.3 million, compared to $61.2 million the same quarter last year.

“Sales were up a combined 20 percent versus last year for our home segments in the fourth quarter as we benefitted from new construction and continued repair and remodel momentum. Importantly, total company operating income before charges/gains increased 59 percent,” Klein said.

For each segment in the fourth quarter 2013, compared to the prior-year quarter:

  Kitchen & Bath Cabinetry net sales were up 34 percent. Sales increased across all channels led by dealers, with continued improvement in repair and remodel volume and mix. Operating income before charges/gains increased $21.3 million over last year to $33.6 million.
  Plumbing & Accessories net sales were up 7 percent, 10 percent excluding the benefit of a 53rd week in 2012. Sales grew in all channels, with wholesale leading the growth and operating income before charges/gains up 28 percent.
  Advanced Material Windows & Door Systems net sales were up 13 percent, with entry doors sales up 19 percent and windows sales up 7 percent. Operating income before charges/gains for the segment increased 18 percent.
  Security & Storage net sales decreased 2 percent. As expected, a security sales increase of 8 percent was more than offset by a 16 percent tool storage decline, due primarily to timing of holiday shipments to the largest customer. Segment operating income before charges/gains was up 8 percent.

Full Year 2013

For the full year 2013, net sales were $4.2 billion, an increase of 16 percent over 2012. Diluted earnings per share were $1.34 compared to $0.71 in the prior year, and diluted EPS before charges/gains were $1.50 versus $0.89 last year, an increase of 69 percent.

“Our balance sheet strengthened during 2013, even as we completed the WoodCrafters acquisition, repurchased $52 million of our shares and initiated a quarterly dividend,” said Lee Wyatt, chief financial officer. “As of December 31, 2013, cash was $241 million and debt was $356 million, resulting in net debt to EBITDA of 0.2 times. We also announced a 20 percent increase in our quarterly dividend beginning in 2014.”

“We have built strong momentum over the past two years,” said Klein. “We believe we are still in the early stages of a multi-year housing recovery and are well positioned to continue to leverage our structural competitive advantages and drive profitable growth well into the future.”

Annual Outlook for 2014

The Company’s 2014 annual outlook is based on a home products market growth assumption of 10 to 11 percent. Based on the Company’s strong performance, its confidence in the housing market recovery and expectation to continue outperforming the market, the Company expects full-year 2014 net sales to increase 11 to 13 percent. The Company expects diluted EPS before charges/gains to be in the range of $1.91 to $2.01. This targeted range compares to 2013 diluted EPS before charges/gains of $1.50.

The Company expects to generate $250+ million in free cash flow in 2014, net of capital expenditures of $130 to $140 million, as it begins to invest in incremental capacity and infrastructure to support multi-year growth.

About Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include Master Lock security products, MasterBrand cabinets, Moen faucets, Simonton windows and Therma-Tru entry door systems. FBHS holds market leadership positions in all of its segments. FBHS is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including but not limited to: (i) our reliance on the North American home improvement, repair and new home construction activity levels, (ii) the North American and larger global economies, (iii) risk associated with entering into potential strategic acquisitions and integrating acquired companies, (iv) our ability to remain innovative and protect our intellectual property, (v) our reliance on key customers and suppliers, (vi) the cost and availability associated with our supply chains and the availability of raw materials, (vii) risk of increases in our postretirement benefit-related costs and funding requirements, and (viii) changes in tax, environmental and federal and state laws and industry regulatory standards. These and other factors are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, free cash flow, and net debt-to-EBITDA before charges/gains. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$455.9	$339.5	34.3	$1,642.2	$1,326.6	23.8
Plumbing & Accessories	317.4	296.5	7.0	1,287.0	1,100.7	16.9
Advanced Material Windows & Door Systems	176.1	155.8	13.0	657.8	587.2	12.0
Security & Storage	152.5	156.1	(2.3)	570.4	576.6	(1.1)
Total Net Sales	$1,101.9	$947.9	16.2	$4,157.4	$3,591.1	15.8

Operating Income (Loss) Before Charges/Gains (a)
Kitchen & Bath Cabinetry	$33.6	$12.3	173.2	$120.6	$40.0	201.5
Plumbing & Accessories	53.5	41.7	28.3	229.7	169.2	35.8
Advanced Material Windows & Door Systems	5.2	4.4	18.2	15.8	4.3	267.4
Security & Storage	22.3	20.7	7.7	90.4	74.4	21.5
Corporate Expenses	(17.3)	(17.9)	3.4	(68.0)	(60.2)	(13.0)
Total Operating Income Before Charges/Gains	$97.3	$61.2	59.0	$388.5	$227.7	70.6

Earnings Per Share Before Charges/Gains (b)
Diluted	$0.38	$0.23	65.2	$1.50	$0.89	68.5

EBITDA Before Charges/Gains (c)	$121.9	$84.9	43.6	$480.3	$321.3	49.5

(a) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with U.S. generally accepted accounting principles ("GAAP") excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, asset impairment charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to operating income, the most comparable GAAP measure, is included in subsequent tables.

(b) Diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, asset impairment charges, income tax gains pertaining to the favorable resolution of tax audits and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to diluted EPS, the most closely comparable GAAP measure, is included in subsequent tables.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, asset impairment charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies. A reconciliation from net income, the most closely comparable GAAP measure, is included in subsequent tables.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	December 31,	December 31,
	2013	2012

Assets
Current assets
Cash and cash equivalents	$241.4	$336.0
Accounts receivable, net	477.1	381.7
Inventories	471.6	357.2
Other current assets	144.0	153.0
Total current assets	1,334.1	1,227.9

Property, plant and equipment, net	534.4	509.4
Goodwill	1,519.9	1,381.4
Other intangible assets, net of accumulated amortization	752.9	683.6
Other assets	43.5	71.6
Total assets	$4,184.8	$3,873.9

Liabilities and Equity
Current liabilities
Notes payable to banks	$6.0	$5.5
Current portion of long-term debt	-	22.5
Accounts payable	343.8	287.0
Other current liabilities	388.9	317.4
Total current liabilities	738.7	632.4

Long-term debt	350.0	297.5
Deferred income taxes	252.5	224.0
Accrued defined benefit plans	108.5	252.7
Other non-current liabilities	82.0	82.6
Total liabilities	1,531.7	1,489.2

Stockholders' equity	2,649.4	2,381.1
Noncontrolling interests	3.7	3.6
Total equity	2,653.1	2,384.7
Total liabilities and equity	$4,184.8	$3,873.9

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended December 31,
	2013	2012
Operating Activities
Net income	$230.9	$119.7
Depreciation and amortization	90.4	101.3
Asset impairment charges	27.4	15.8
Recognition of actuarial losses	5.2	42.2
Deferred taxes	(12.7)	(4.0)
Other noncash items	27.1	24.0
Changes in assets and liabilities, net	(70.5)	(16.2)
Net cash provided by operating activities	$297.8	$282.8

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(94.5)	$(61.5)
Cost of acquisition, net of cash	(302.0)	(19.5)
Other investing activities	(0.2)	(5.7)
Net cash used in investing activities	$(396.7)	$(86.7)

Financing Activities
Increase (decrease) in debt, net	$31.3	$(84.9)
Proceeds from the exercise of stock options	50.7	104.3
Treasury stock purchases	(52.1)	(8.8)
Dividends to stockholders	(49.9)	-
All other, net	24.1	5.1
Net cash provided by financing activities	$4.1	$15.7

Effect of foreign exchange rate changes on cash	0.2	3.4

Net (decrease) increase in cash and cash equivalents	$(94.6)	$215.2
Cash and cash equivalents at beginning of period	336.0	120.8
Cash and cash equivalents at end of period	$241.4	$336.0

FREE CASH FLOW	Twelve Months Ended December 31,		2014 Full Year
	2013	2012	Approximation

Free Cash Flow (a)	$254.0	$325.6	$250.0
Add:
Capital expenditures	96.7	75.0	130.0 - 140.0
Less:
Proceeds from the sale of assets	2.2	13.5	-
Proceeds from the exercise of stock options	50.7	104.3	20.0
Cash Flow From Operations (GAAP)	$297.8	$282.8	$360.0 - 370.0

(a) Free cash flow is cash flow from operations calculated in accordance with GAAP less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. Free cash flow does not reflect adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change

Net Sales	$1,101.9	$947.9	16.2	$4,157.4	$3,591.1	15.8

Cost of products sold	725.2	644.4	12.5	2,718.6	2,421.1	12.3

Selling, general
and administrative expenses	275.7	277.3	(0.6)	1,043.1	976.9	6.8

Amortization of intangible assets	4.1	2.5	64.0	13.2	11.1	18.9

Restructuring charges	1.5	0.4	275.0	4.2	4.5	(6.7)

Asset impairment charges	-	15.8	(100.0)	21.2	15.8	34.2

Operating Income	95.4	7.5	1,172.0	357.1	161.7	120.8

Interest expense	1.7	2.1	(19.0)	7.2	8.7	(17.2)

Other (income) expense, net	(0.4)	(0.4)	-	5.0	(1.0)	600.0

Income before income taxes	94.1	5.8	1,522.4	344.9	154.0	123.9

Income taxes (benefit)	29.5	(12.8)	330.5	114.0	34.3	232.4

Net Income	$64.6	$18.6	247.3	$230.9	$119.7	92.9

Less: Noncontrolling interests	0.4	0.2	100.0	1.2	1.0	20.0

Net Income attributable to
Fortune Brands Home & Security	$64.2	$18.4	248.9	$229.7	$118.7	93.5

Earnings Per Common Share, Diluted:
Net Income	$0.37	$0.11	236.4	$1.34	$0.71	88.7

Diluted Average Shares Outstanding	171.8	169.2	1.6	171.3	166.1	3.1

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$455.9	$339.5	34.3	$1,642.2	$1,326.6	23.8
Plumbing & Accessories	317.4	296.5	7.0	1,287.0	1,100.7	16.9
Advanced Material Windows & Door Systems	176.1	155.8	13.0	657.8	587.2	12.0
Security & Storage	152.5	156.1	(2.3)	570.4	576.6	(1.1)
Total Net Sales	$1,101.9	$947.9	16.2	$4,157.4	$3,591.1	15.8

Operating Income (Loss)
Kitchen & Bath Cabinetry	$33.3	$6.4	420.3	$97.1	$20.5	373.7
Plumbing & Accessories	52.1	41.7	24.9	228.3	169.2	34.9
Advanced Material Windows & Door Systems	4.6	(5.4)	185.2	14.4	(1.0)	1,540.0
Security & Storage	22.3	21.2	5.2	90.4	75.4	19.9
Corporate Expenses (a)	(16.9)	(56.4)	70.0	(73.1)	(102.4)	28.6
Total Operating Income (GAAP)	$95.4	$7.5	1,172.0	$357.1	$161.7	120.8

OPERATING INCOME (LOSS) BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (Loss) Before Charges/Gains (b)
Kitchen & Bath Cabinetry	$33.6	$12.3	173.2	$120.6	$40.0	201.5
Plumbing & Accessories	53.5	41.7	28.3	229.7	169.2	35.8
Advanced Material Windows & Door Systems	5.2	4.4	18.2	15.8	4.3	267.4
Security & Storage	22.3	20.7	7.7	90.4	74.4	21.5
Corporate Expenses	(17.3)	(17.9)	3.4	(68.0)	(60.2)	(13.0)

Total Operating Income Before Charges/Gains (b)	97.3	61.2	59.0	388.5	227.7	70.6
Restructuring and other charges (c)	(2.3)	0.6	(483.3)	(5.1)	(10.0)	49.0
Contingent acquisition consideration adjustment (d)	-	-	-	-	2.0	(100.0)
Asset impairment charges	-	(15.8)	100.0	(21.2)	(15.8)	(34.2)
Defined benefit plan actuarial gains (losses) (e)	0.4	(38.5)	101.0	(5.1)	(42.2)	87.9
Total Operating Income (GAAP)	$95.4	$7.5	1,172.0	$357.1	$161.7	120.8

(a) Corporate expenses include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(b) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with GAAP excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, asset impairment charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs; "other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such charges or gains may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

(d) Represents gain attributable to reduction of estimated liability for contingent consideration associated with a business acquisition.

(e) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income (loss) before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income (loss) before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)	Year Ended			Year Ended
	December 31, 2013			December 31, 2012
	%	$		%	$
Actual return on plan assets	15.2%	$74.6		14.5%	$63.7
Expected return on plan assets	7.8%	41.8		7.8%	36.8
Discount rate at December 31:
Pension benefits	5.0%			4.2%
Postretirement benefits	4.3%			3.7%

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION
Diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, asset impairment charges, income tax gains pertaining to the favorable resolution of tax audits and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

For the fourth quarter of 2013, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $2.3 million ($1.7 million after tax or $0.01 per diluted share) of restructuring and other charges and the impact of income from the actuarial gains associated with our defined benefit plan of $0.4 million ($0.4 million after tax).

For the twelve months ended December 31, 2013, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $5.1 million ($3.6 million after tax or $0.02 per diluted share) of restructuring and other charges, asset impairment charges of $27.4 million ($20.0 million after tax or $0.12 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plan of $5.1 million ($3.3 million after tax or $0.02 per diluted share).

For the fourth quarter of 2012, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding income of $0.6 million ($0.3 million after tax) related to previously announced restructuring initiatives, asset impairment charges of $15.8 million ($9.7 million after tax or $0.06 per diluted share) pertaining to the impairment of certain indefinite lived trade names, income tax gains pertaining to the favorable resolution of tax audits of $12.7 million ($0.08 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $38.5 million ($23.8 million after tax or $0.14 per diluted share).

For the twelve months ended December 31, 2012, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $10.0 million ($6.6 million after tax or $0.04 per diluted share) of restructuring and other charges, income from a contingent acquisition consideration adjustment of $2.0 million ($1.2 million after tax), asset impairment charges of $15.8 million ($9.7 million after tax or $0.06 per diluted share) pertaining to the impairment of certain indefinite lived trade names, income tax gains pertaining to the favorable resolution of tax audits of $12.7 million ($0.08 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $42.2 million ($26.2 million after tax or $0.16 per diluted share).

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change

Earnings Per Common Share - Diluted
EPS Before Charges/Gains	$0.38	$0.23	65.2	$1.50	$0.89	68.5

Restructuring and other charges	(0.01)	-	-	(0.02)	(0.04)	50.0
Contingent acquisition consideration adjustment	-	-	-	-	-	-
Asset impairment charges	-	(0.06)	100.0	(0.12)	(0.06)	(100.0)
Defined benefit plan actuarial losses	-	(0.14)	100.0	(0.02)	(0.16)	87.5
Income tax gains	-	0.08	(100.0)	-	0.08	(100.0)

Diluted EPS (GAAP)	$0.37	$0.11	236.4	$1.34	$0.71	88.7

RECONCILIATION OF FULL YEAR 2014 EARNINGS GUIDANCE TO GAAP

For the full year, the Company is targeting diluted EPS before charges/gains to be in the range of $1.91 to $2.01 per share. On a GAAP basis, the Company is targeting diluted EPS to be in the range of $1.91 to $2.01 per share. The Company's GAAP basis EPS range assumes the Company incurs no actuarial gains or losses associated with its defined benefit plans.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF GAAP NET INCOME TO EBITDA BEFORE CHARGES/GAINS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change

Net Income	$64.6	$18.6	247.3	$230.9	$119.7	92.9

Depreciation (a)	$20.1	$20.8	(3.4)	$77.4	$81.5	(5.0)
Amortization of intangible assets	4.1	2.5	64.0	13.2	11.1	18.9
Restructuring and other charges	2.3	(0.6)	483.3	5.1	10.0	(49.0)
Contingent acquisition consideration adjustment	-	-	-	-	(2.0)	100.0
Interest expense	1.7	2.1	(19.0)	7.2	8.7	(17.2)
Asset impairment charges	-	15.8	(100.0)	27.4	15.8	73.4
Defined benefit plan actuarial (gains) losses	(0.4)	38.5	(101.0)	5.1	42.2	(87.9)
Income taxes (benefit)	29.5	(12.8)	330.5	114.0	34.3	232.4

EBITDA BEFORE CHARGES/GAINS (b)	$121.9	$84.9	43.6	$480.3	$321.3	49.5

(a) Depreciation excludes accelerated depreciation of ($1.0) million for the three months ended December 31, 2012 and ($0.2) million and $8.7 million for the twelve months ended December 31, 2013 and December 31, 2012, respectively. Accelerated depreciation is included in restructuring and other charges.

(b) EBITDA before charges/gains is net income derived in accordance with GAAP excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, asset impairment charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of December 31, 2013
Notes payable to banks (a)	6.0
Current portion of long-term debt (a)	-
Long-term debt (a)	350.0
Total debt	356.0
Less:
Cash and cash equivalents (a)	241.4
Net debt (1)	114.6

For the twelve months ended December 31, 2013
EBITDA before charges/gains (2) (b)	480.3

Net debt-to-EBITDA before charges/gains ratio (1/2)	0.2

(a) Amounts are per the unaudited Condensed Consolidated Balance Sheet as of December 31, 2013.

(b) EBITDA before charges/gains is net income derived in accordance with GAAP excluding restructuring and other charges, asset impairment charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended December 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit	Asset		Before
	GAAP	and other	plan actuarial	impairment	Income tax	Charges/Gains
	(unaudited)	charges	gains or losses	charges	gains	(Non-GAAP)

2013	FOURTH QUARTER

Net Sales	$ 1,101.9	-	-	-	-

Cost of products sold	725.2	(0.6)	0.2	-	-
Selling, general & administrative expenses	275.7	(0.2)	0.2	-	-
Amortization of intangible assets	4.1	-	-	-	-
Restructuring charges	1.5	(1.5)	-	-	-

Operating Income	95.4	2.3	(0.4)	-	-	97.3

Interest expense	1.7	-	-	-	-
Other income, net	(0.4)	-	-	-	-
Income before income taxes	94.1	2.3	(0.4)	-	-	96.0

Income taxes	29.5	0.6	-	-	-

Net Income	$ 64.6	1.7	(0.4)	-	-	$ 65.9

Less: Noncontrolling interests	0.4	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$ 64.2	1.7	(0.4)	-	-	$ 65.5

Diluted Average Shares Outstanding	171.8					171.8

Diluted EPS	0.37					0.38

2012

Net Sales	$ 947.9	-	-	-	-

Cost of products sold	644.4	1.0	(12.7)	-	-
Selling, general & administrative expenses	277.3	-	(25.8)	-	-
Amortization of intangible assets	2.5	-	-	-	-
Restructuring charges	0.4	(0.4)	-	-	-
Asset impairment charges	15.8	-	-	(15.8)	-

Operating Income	7.5	(0.6)	38.5	15.8	-	61.2

Interest expense	2.1	-	-	-	-
Other income, net	(0.4)	-	-	-	-
Income before income taxes	5.8	(0.6)	38.5	15.8	-	59.5

Income taxes (benefit)	(12.8)	(0.3)	14.7	6.1	12.7

Net Income	$ 18.6	(0.3)	23.8	9.7	(12.7)	$ 39.1

Less: Noncontrolling interests	0.2	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$ 18.4	(0.3)	23.8	9.7	(12.7)	$ 38.9

Diluted Average Shares Outstanding	169.2					169.2

Diluted EPS	0.11					0.23

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Twelve Months Ended December 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

			Contingent
		Restructuring	acquisition		Asset		Before
	GAAP	and other	consideration	Defined benefit	impairment	Income tax	Charges/Gains
	(unaudited)	charges	adjustment	plan actuarial losses	charges	gains	(Non-GAAP)

2013	YEAR TO DATE

Net Sales	$4,157.4	-	-	-	-	-

Cost of products sold	2,718.6	(0.7)	-	(2.6)	-	-
Selling, general & administrative expenses	1,043.1	(0.2)	-	(2.5)	-	-
Amortization of intangible assets	13.2	-	-	-	-	-
Restructuring charges	4.2	(4.2)	-	-	-	-
Asset impairment charge	21.2	-	-	-	(21.2)	-

Operating Income	357.1	5.1	-	5.1	21.2	-	388.5

Interest expense	7.2	-	-	-	-	-
Other expense, net	5.0	-	-	-	(6.2)	-
Income before income taxes	344.9	5.1	-	5.1	27.4	-	382.5

Income taxes	114.0	1.5	-	1.8	7.4	-

Net Income	$230.9	3.6	-	3.3	20.0	-	$257.8

Less: Noncontrolling interests	1.2	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$229.7	3.6	-	3.3	20.0	-	$256.6

Diluted Average Shares Outstanding	171.3						171.3

Diluted EPS	1.34						1.50

2012

Net Sales	3,591.1	-	-	-	-	-

Cost of products sold	2,421.1	(5.5)	-	(14.2)	-	-
Selling, general & administrative expenses	976.9	-	2.0	(28.0)	-	-
Amortization of intangible assets	11.1	-	-	-	-	-
Restructuring charges	4.5	(4.5)	-	-	-	-
Asset impairment charges	15.8	-	-	-	(15.8)	-

Operating Income	161.7	10.0	(2.0)	42.2	15.8	-	227.7

Interest expense	8.7	-	-	-	-	-
Other income, net	(1.0)	-	-	-	-	-
Income before income taxes	154.0	10.0	(2.0)	42.2	15.8	-	220.0

Income taxes	34.3	3.4	(0.8)	16.0	6.1	12.7

Net Income	$119.7	6.6	(1.2)	26.2	9.7	(12.7)	$148.3

Less: Noncontrolling interests	1.0	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$118.7	6.6	(1.2)	26.2	9.7	(12.7)	$147.3

Diluted Average Shares Outstanding	166.1						166.1

Diluted EPS	0.71						0.89

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF SEGMENT OPERATING INCOME (LOSS) BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME (LOSS)
(In millions)
(unaudited)

	For the three month period ended				For the twelve month period ended
	December 31,	December 31,			December 31,	December 31,
	2013	2012	$ change	% change	2013	2012	$ change	% change
KITCHEN & BATH CABINETRY
Operating income before charges/gains(a)	$33.6	$12.3	$21.3	173.2	$120.6	$40.0	$80.6	201.5
Restructuring charges	(0.3)	(1.1)	0.8	72.7	(2.2)	(4.7)	2.5	53.2
Other charges (b)
Cost of products sold	-	1.1	(1.1)	(100.0)	(0.1)	(8.9)	8.8	98.9
Asset impairment charges	-	(5.9)	5.9	100.0	(21.2)	(5.9)	(15.3)	(259.3)
Operating income (GAAP)	$33.3	$6.4	$26.9	420.3	$97.1	$20.5	$76.6	373.7

PLUMBING & ACCESSORIES
Operating income before charges/gains(a)	$53.5	$41.7	$11.8	28.3	$229.7	$169.2	$60.5	35.8
Restructuring charges	(0.6)	-	(0.6)	(100.0)	(0.6)	-	(0.6)	(100.0)
Other charges
Cost of products sold	(0.6)	-	(0.6)	(100.0)	(0.6)	-	(0.6)	(100.0)
Selling, general and administrative expenses	(0.2)	-	(0.2)	(100.0)	(0.2)	-	(0.2)	(100.0)
Operating income (GAAP)	$52.1	$41.7	$10.4	24.9	$228.3	$169.2	$59.1	34.9

ADVANCED MATERIAL WINDOWS & DOOR SYSTEMS
Operating income before charges/gains(a)	$5.2	$4.4	$0.8	18.2	$15.8	$4.3	$11.5	267.4
Restructuring charges	(0.6)	0.2	(0.8)	(400.0)	(1.4)	(0.8)	(0.6)	(75.0)
Other charges (b)
Cost of products sold	-	(0.1)	0.1	100.0	-	3.4	(3.4)	(100.0)
Asset impairment charges	-	(9.9)	9.9	100.0	-	(9.9)	9.9	100.0
Contingent acquisition consideration adjustment	-	-	-	-	-	2.0	(2.0)	(100.0)
Operating income (loss) (GAAP)	$4.6	$(5.4)	$10.0	185.2	$14.4	$(1.0)	$15.4	1,540.0

SECURITY & STORAGE
Operating income before charges/gains(a)	$22.3	$20.7	$1.6	7.7	$90.4	$74.4	$16.0	21.5
Restructuring charges	-	0.5	(0.5)	(100.0)	-	1.0	(1.0)	(100.0)
Operating income (GAAP)	$22.3	$21.2	$1.1	5.2	$90.4	$75.4	$15.0	19.9

(a) Operating income before charges/gains is operating income (loss) derived in accordance with GAAP excluding restructuring and other charges, asset impairment charges and income from a contingent acquisition consideration adjustment. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Other charges represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such charges or gains may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN GAAP NET SALES TO NET SALES EXCLUDING 53rd WEEK IN 2012

(unaudited)

Three Months Ended
December 31, 2013

Plumbing & Accessories
Net Sales (GAAP)	7%
53rd week impact in 2012	3%
Net Sales excluding 53rd week impact in 2012	10%

Net sales excluding the 53rd week in sales is net sales derived in accordance with GAAP excluding an additional 53rd week of sales in 2012. Management uses this measure to evaluate the overall performance of the Plumbing & Accessories segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands Home & Security, Inc.
Investor and Media Contact:
Brian Lantz
847-484-4574
brian.lantz@FBHS.com